UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 3, 2022
(Date of earliest event reported)

Farmers & Merchants Bancorp
(Exact name of registrant as specified in its charter)

Delaware	000-26099	94-3327828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Pine Street, Lodi, California 95240
(Address of principal executive offices)       (Zip Code)

(209) 367-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FMCB	OTCQX

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Farmers & Merchants Bancorp (the “Company” or “FMCB”), regretfully reports that Director Terrence (“Terry”) Young unexpectedly passed away peacefully on Monday.

  Mr. Young had been an active participant in the banking industry since 1971 and joined the Board in 2018 and was a member of the Budget & Finance and CRA Committees.  Prior to his retirement in 2017, Mr. Young was an executive with the Company’s subsidiary, Farmers & Merchants Bank of Central California, serving as Senior Vice President and Head of Human Resources.  Kent Steinwert, Chairman, President and C.E.O. stated, “Terry was a respected advisor to me and the entire Board, and has been a valuable member of the Company and Bank for over 20 years.  He will be missed.”

Mr. Young’s position on the Company’s Board will be filled for the remainder of the term by Craig James, who currently serves as a Director of Farmers & Merchants Bank of Central California.  This transition is effective immediately.  Mr. James joined the Board of Farmers & Merchants Bank of Central California through the acquisition of Bank of Rio Vista in 2018.  Mr. James was a Board member of the Bank of Rio Vista since 2006.  He is a local insurance agent and lives in Lodi.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS & MERCHANTS BANCORP

	By	/s/ Stephen W. Haley
Stephen W. Haley
Executive Vice President
& Chief Financial Officer
Date: August 3, 2022